                                                                      EXHIBIT 99


                             MESSAGE TO SHAREHOLDERS

This marks the first in what I expect to be a long line of positive messages to you, the shareholders of DCB Financial Corp. I am certainly proud to be a part of the DCB management family. As you have probably read, I am returning to my roots in Delaware. I am well aware of the proud heritage of this organization and I promise you that I will respect that heritage as we manage our growth and profitability going forward.

Your Board of Directors has declared a dividend of $.09 per common share, to shareholders of record, January 30, 2003 that is payable February 17, 2003. This is an indication of your Board's confidence in the future and strength of the company. I certainly concur. The attached financial statements detail The Bank's performance in 2002. The net income of $4.0 million represents a decline of 11% from 2001, primarily due to increased loan losses due to the very difficult economy. In addition, the loan loss reserve has now been increased to 1.09% of ending loan balances, its highest level in many years. In the company's mission statement, a portion reads, "Prudently managing quality assets, deposits and facilities, to enhance growth and shareholder equity." We certainly intend to devote a great amount of energy to that end in the next few months and beyond.

Community banking is an industry based on delivering good, competitive financial products, but with local servicing and decision making. Given our dynamic market, our great customer base and our loyal shareholder friends, I am very confident that your community Bank will continue to provide the best in banking services, while at the same time elevating the level of our performance for the benefit of our investors, you the shareholders.

I hope I have the opportunity to meet personally with many of you in the weeks and months to come. If you have concerns or questions please do not hesitate to write, call, stop in or simply e-mail me at, jbenton@dcb-t.com. I truly look forward to serving as your President and C.E.O.

Sincerely,

Jeffrey T. Benton

President & Chief Executive Officer

                                                               February 15, 2003

                           Consolidated Balance Sheets
                           December 31, 2002 and 2001

                             (Dollars In Thousands)

ASSETS                                                       2002           2001
     Cash and Cash Equivalents                            $32,503        $17,945

     Securities Available For Sale                         96,477         84,021
     Securities Held To Maturity                                0         34,718
        TOTAL INVESTMENTS                                  96,477        118,739

     Loans and Leases                                     377,023        365,144
     Less Loan Loss Reserve                                (4,094)        (3,596)
        NET LOANS AND LEASES                              372,929        361,548

     Premises and Equipment, Net                           12,615         12,320
     Investments In Unconsolidated Affiliates               1,951          1,951
     Accrued Interest and Other Assets                      6,555          6,877
         TOTAL ASSETS                                    $523,030       $519,380

LIABILITIES
     Non Interest Bearing Deposits                         73,443         69,859
     Interest Bearing Deposits                            365,092        360,855
        TOTAL DEPOSITS                                    438,535        430,714

     Borrowed Funds                                        29,802         37,336
     Other Liabilities                                      2,164          2,209
         TOTAL LIABILITIES                                470,501        470,259

SHAREHOLDER'S EQUITY
     Common Stock                                           3,780          3,779
     Treasury Stock                                        (2,151)        (1,978)
     Undivided Profits and Reserves                        49,303         46,720
     Accumulated Other Comprehensive Income                 1,597            600
        TOTAL SHAREHOLDER'S EQUITY                         52,529         49,121

         TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES      $523,030       $519,380

Notes to Financial Statements:
These unaudited financial statements should be read in conjunction with the Management Discussion and Analysis and the Accompanying Notes as presented in the 2001 DCB Financial Corp Annual Report.

                        Consolidated Statements of Income
                 Twelve Months Ending December 31, 2002 and 2001

                             (Dollars In Thousands)

INTEREST INCOME                                       2002        2001
     Loans, including fees                         $25,518     $28,466
     Taxable  Securities                             5,378       7,135
     Tax-exempt Securities                             596         533
     Other                                              74         275
        TOTAL INTEREST INCOME                       31,566      36,409

INTEREST EXPENSE
     Deposits                                        8,871      14,394
     Other                                           1,271       1,975
        TOTAL INTEREST EXPENSE                      10,142      16,369

     NET INTEREST INCOME                            21,424      20,040

     Provisions/Loan and Lease Losses                2,950         872

     NET INTEREST INCOME AFTER PROVISION FOR        18,474      19,168
              LOAN AND LEASE LOSSES

NONINTEREST INCOME
     Service Charges on Deposit Accounts             2,312       2,293
     Trust Department Income                           645         566
     Net Gains (Losses) on Sales of Securities          26           4
     Net Gains (Losses) on Sales of Loans            1,019         621
     Cash Management Fees                              518         394
     Data Processing Servicing Fees                    392         300
     Other Income                                      955         941
        TOTAL OTHER INCOME                           5,867       5,119

NONINTEREST EXPENSES
     Salaries and Other Employee Benefits            8,517       8,163
     Occupancy and Equipment                         4,061       3,782
     Professional Services                             624         484
     Advertising                                       386         412
     Postage, Freight and Courier                      485         444
     Supplies                                          316         361
     State Franchise Taxes                             590         541
     Other Expenses                                  3,323       3,357
        TOTAL OTHER EXPENSES                        18,302      17,544

     INCOME BEFORE TAXES                             6,039       6,743
     Income Tax Expense                              2,036       2,245
        NET INCOME                                  $4,003      $4,498

                               Company Information

DCB Financial Corp (Ticker Symbol: DCBF) is the parent company of The Delaware County Bank and Trust Company. DCB Financial Corp was incorporated on March 14, 1997. Its corporate offices are located in Lewis Center, Ohio.

Shareholder information, including past annual reports of DCB Financial Corp, is located on our web site at dcbfinancialcorp.com. However, should you wish to obtain other company information, please feel free to contact us.

                               DCB Financial Corp
                                  P.O. Box 1001
                            Lewis Center, Ohio 43035
                         relations@dcbfinancialcorp.com
                              Phone: (740) 657-7000
                               Fax: (740) 657-7001
                               Ticker Symbol: DCBF



                                Company Personnel

                                Jeffrey T. Benton
                       President, Chief Executive Officer
                                 (740) 657-7900

                               Donald R. Blackburn
                     Vice President - Shareholder Relations
                                 (740) 657-7930

                                Terri M. Swisher
                Administrative Assistant - Shareholder Relations
                                 (740) 657-7900


                              dcbfinancialcorp.com